SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 21, 2005


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Texas                       0-7674                     75-0944023
----------------------------   ---------------------        --------------------
(State or other Jurisdiction   (Commission File No.)        (IRS Employer
     of Incorporation)                                      Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number (325) 627-7155


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2 (b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02         Results of Operations and Financial Condition

     Attached as an exhibit to this Form 8-K is the earnings release for the quarter ended September 30, 2005 of First Financial Bankshares,
Inc.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FIRST FINANCIAL BANKSHARES, INC.
                                           (Registrant)



DATE:  October 21, 2005           By:      /S/ F. Scott Dueser
                                           -------------------------------------
                                           F. SCOTT DUESER
                                           President and Chief Executive Officer

                                                                        EXHIBIT

For immediate release              For More Information:
                                   J. Bruce Hildebrand, Executive Vice President
                                   325.627.7155

                      FIRST FINANCIAL BANKSHARES ANNOUNCES
                         THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 20, 2005 - First Financial Bankshares, Inc. today reported earnings for the third quarter of 2005 of $10.76 million, a 9.2 percent increase compared with $9.85 million in the same quarter last year. Basic earnings per share were $0.52 compared with $0.48 in the same period last year. These results include the final $402,000 special distribution of proceeds from the merger of PULSE EFT Association and Discover Financial Services, Inc. Excluding the PULSE proceeds, net income for the third quarter of 2005 would have been $10.50 million, a 6.6 percent increase over the same period last year, and basic earnings per share would have been $0.51, an increase of 6.3 percent.

Net interest income in the third quarter increased 11.8 percent to $23.8 million compared with $21.3 million in the same quarter last year, due primarily to an increase in interest-earning assets from the acquisition of banks in Glen Rose and Clyde. The net interest margin, on a taxable equivalent basis, was 4.49 percent for the third quarter of 2005 compared with 4.52 percent in the same period a year ago. This decrease in the net interest margin was due primarily to the flattening yield curve between short and long-term interest rates, which has put pressure on margins for the quarter and the year-to-date. The provision for loan losses was $317,000 in the third quarter of 2005, down from $532,000 in the same quarter last year.

Noninterest income in the third quarter increased 4.8 percent to $10.3 million from $9.9 million in last year's third quarter. Trust fees increased 9.5 percent to $1.7 million compared with $1.6 million in the same quarter last year. Revenue from service fees decreased 5.2 percent to $5.5 million compared with $5.8 million a year ago, reflecting a more realistic usage of the Company's enhanced overdraft privilege product which was introduced and heavily marketed in the first half of 2004.

Noninterest expense increased 11.4 percent in the third quarter to $18.7 million from $16.8 million in the third quarter of 2004. The increase was due primarily to additional salary, employee benefits and facilities expenses resulting from the acquisition of banks in Glen Rose and Clyde. In the third quarter of 2005, the Company's efficiency ratio was 52.99 percent compared with 51.86 percent in the same quarter a year ago primarily due to the acquisition of banks with higher efficiency ratios. First Financial expects to realize better efficiencies as the Company brings these new banks into its template.

"We continued to grow our franchise and expand our footprint during the third quarter, and this expansion is reflected in our financial results," said F. Scott Dueser, President and Chief Executive Officer. "At the same time, the flattening yield curve put pressure on our net interest margins and impacted our bottom-line results. Given this more challenging environment, we are pleased to report to our shareholders another quarter of growth in net income."

For the first nine months of 2005, net income rose 14.9 percent to $33.4 million from $29.1 million in the first nine months of 2004. Excluding PULSE proceeds of $3.9 million received during the first, second and third quarters of 2005, net income for the nine months ended September 30, 2005, increased 6.2 percent to $30.9 million. Basic earnings per share for the first nine months of 2005 were $1.62 compared with $1.41 in the same period a year ago. Excluding the PULSE gain, basic earnings per share for the first nine months were $1.49, a 5.7 percent increase. Net interest income increased 13.7 percent in the first nine months of 2005 to $70.4 million from $61.9 million in the same period last year. The provision for loan losses was $1.05 million for the first nine months of 2005, compared with $1.02 million a year ago.

As of September 30, 2005, consolidated assets for the Company totaled $2.5 billion compared with $2.2 billion a year ago. Loans totaled $1.21 billion in the third quarter of 2005, an increase of 7.2 percent from $1.13 billion in the same quarter last year. Total deposits rose 14.8 percent to $2.12 billion from $1.85 billion a year earlier. The acquisition of banks in Glen Rose and Clyde accounted for $85.7 million of the loan growth and $157.1 million of the deposit growth. Shareholders' equity rose to $276.3 million as of September 30, 2005, compared with $264.3 million the prior year.

During the third quarter, First Financial announced plans to acquire the $146 million Bridgeport Financial Corporation, the parent company of The First National Bank of Bridgeport, and to combine the bank with First Financial Bank N.A., Southlake. The First Financial Bank of Bridgeport has offices in Bridgeport, Boyd and Decatur, Texas. The combined bank, with assets of $250 million, will operate under the First Financial Bank name and will serve customers in northern Tarrant and Wise Counties. Subject to regulatory approval, the acquisition is expected to be finalized in the fourth quarter of 2005.

The Company also made progress with its de novo growth plan during the third quarter, with new branches opening in Midlothian and Abilene. The Midlothian location is a branch of First Financial Bank, Cleburne, which serves Johnson and Ellis counties, south of Dallas and Fort Worth. First Financial Bank, Abilene, with branches in Abilene, Clyde and Moran, opened its second Wal-Mart Supercenter bank office. The Company expects to open another new bank branch during the fourth quarter in Granbury, Texas, marking its second location in that city.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 40 locations in Texas, a trust company and a technology operating company. These subsidiaries are First Financial Bank, N.A., Abilene, Clyde and Moran; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; Hereford State Bank, Hereford; City National Bank, Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake, Trophy Club and Keller; First Financial Bank, N.A., Stephenville, Granbury and Glen Rose; First National Bank, Sweetwater, Roby and Trent; Weatherford National Bank, Weatherford, Willow Park and Aledo; First Financial Trust & Asset Management Company, N.A.; and First Technology Services, Inc.

The Company is listed on The Nasdaq Stock Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.


                                      *****

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents/Filings" on the Company's Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

                        FIRST FINANCIAL BANKSHARES, INC.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
                 (In thousands, except share and per share data)

                                                             September 30,
                                                    ----------------------------
                                                        2005             2004
                                                    -----------      -----------
ASSETS:
Cash and due from banks                             $    95,296      $    89,270
Fed funds sold                                          103,500            7,750
Investment securities                                   950,714          892,982
Loans                                                 1,206,973        1,125,940
     Allowance for loan losses                          (14,375)         (13,680)
                                                    -----------      -----------
Net loans                                             1,192,598        1,112,260
Premises and equipment                                   56,357           47,602
Goodwill                                                 49,907           30,554
Other intangible assets                                   3,914            1,270
Other assets                                             25,975           24,063
                                                    -----------      -----------
     Total assets                                   $ 2,478,261      $ 2,205,751
                                                    ===========      ===========

LIABILITIES AND SHAREHOLDERS'  EQUITY:
Noninterest-bearing deposits                        $   543,478      $   486,255
Interest-bearing deposits                             1,577,732        1,361,143
                                                    -----------      -----------
     Total deposits                                   2,121,210        1,847,398
Fed Funds purchased and repurchase agreements            63,374           72,000
Other liabilities                                        17,359           22,021
Shareholders' equity                                    276,318          264,332
                                                    -----------      -----------
     Total liabilities and shareholders' equity     $ 2,478,261      $ 2,205,751
                                                    ===========      ===========

                                             Three Months Ended              Nine Months Ended
                                                September 30,                  September 30,
                                        ---------------------------     ---------------------------
INCOME STATEMENTS                           2005            2004            2005             2004
                                        -----------     -----------     -----------     -----------
Interest income                         $    31,305     $    25,391     $    90,133     $    73,311
Interest expense                              7,488           4,094          19,734          11,378
                                        -----------     -----------     -----------     -----------
Net interest income                          23,817          21,297          70,399          61,933
Provision for loan losses                       317             532           1,051           1,018
                                        -----------     -----------     -----------     -----------
Net interest income after
 provision for loan losses                   23,500          20,765          69,348          60,915
Other noninterest income                     10,325           9,851          34,215          29,106
Noninterest expense                          18,725          16,812          56,128          49,200
                                        -----------     -----------     -----------     -----------
  Net income before income taxes             15,100          13,804          47,435          40,821
Income tax expense                            4,338           3,951          13,993          11,708
                                        -----------     -----------     -----------     -----------
     Net income                         $    10,762     $     9,853     $    33,442     $    29,113
                                        ===========     ===========     ===========     ===========

PER COMMON SHARE DATA
Net income - basic                      $      0.52     $      0.48     $      1.62     $      1.41
Net income - diluted                           0.52            0.47            1.61            1.40
Cash dividends                                 0.28            0.26            0.82            0.74
Book value                                                                    13.35           12.79
Market  value                                                                 34.83           30.12
Shares outstanding - end of period       20,704,527      20,668,628      20,704,527      20,668,628
Average outstanding shares - basic       20,700,760      20,664,092      20,692,722      20,654,465
Average outstanding shares - diluted     20,782,051      20,751,503      20,772,503      20,748,311

PERFORMANCE RATIOS
Return on average assets                       1.76 %          1.82 %          1.86 %          1.84 %
Return on average equity                      15.61           15.14           16.46           15.13
Net interest margin (tax equivalent)           4.49            4.52            4.51            4.51
Efficiency ratio                              52.99           51.86           51.87           51.90


Note: On April 26, 2005, the Company's Board of Directors declared a four-for-three stock split in the form of a 33% stock dividend effective June 1, 2005. All share and per share amounts in this earnings release have been restated to reflect this stock split.

                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                               Quarter Ended
                                             --------------------------------------------------------------------------------
                                                                2005                                         2004
                                             ---------------------------------------------     ------------------------------
                                              Sept. 30,       June 30,         Mar. 31,          Dec. 31,        Sept. 30,
                                             ----------    -------------     -------------     -------------    -------------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period               $   14,323    $      14,409     $      13,837     $      13,680    $      11,932
Loans charged off                                  (486)            (552)             (390)           (1,099)            (331)
Loan recoveries                                     221              143               187               185              147
                                             ----------    -------------     -------------     -------------    -------------
Net (charge-offs) recoveries                       (265)            (409)             (203)             (914)            (184)
Allowance established at acquisition                  -                -               365               457            1,400
Provision for loan losses                           317              323               410               614              532
                                             ----------    -------------     -------------     -------------    -------------
Balance at end of period                     $   14,375    $      14,323     $      14,409     $      13,837    $      13,680
                                             ==========    =============     =============     =============    =============

Allowance for loan losses /
     period-end loans                              1.19  %          1.20  %           1.20 %            1.19  %          1.21 %
Allowance for loan losses /
     nonperforming loans                          475.1            609.7             462.6             324.7            295.8
Net charge-offs / average loans
     (annualized)                                  0.09             0.14              0.07              0.32             0.07


NONPERFORMING ASSETS
Nonaccrual loans                             $    2,989    $       2,323     $       3,112     $       4,142    $       4,564
Accruing loans 90 days past due                      37               26                 3               120               60
                                             ----------    -------------     -------------     -------------    -------------
     Total nonperforming loans                    3,026            2,349             3,115             4,262            4,624
Foreclosed assets                                   796              838             1,138               779              514
                                             ----------    -------------     -------------     -------------    -------------
     Total nonperforming assets              $    3,822    $       3,187     $       4,253     $       5,041    $       5,138
                                             ==========    =============     =============     =============    =============

As a % of loans and foreclosed assets              0.32  %          0.27  %           0.35 %            0.43  %          0.46 %


CAPITAL RATIOS
Tier 1 Risk-based                                 15.90  %         15.60  %          15.37 %           16.46  %         17.50 %
Total Risk-based                                  16.92            16.62             16.41             17.49            18.56
Tier 1 Leverage                                    9.30             9.08              8.94              9.80            10.46
Equity to assets                                  11.15            11.30             11.07             11.47            11.98



                                                                   Three Months Ended                Nine Months Ended
                                                                      September 30,                      September 30,
                                                            ------------------------------      -----------------------------
RECONCILIATION OF NET INCOME                                    2005              2004              2005             2004
                                                            ------------      ------------      ------------     ------------
Net Income                                                  $     10,762      $      9,853      $     33,442     $     29,113
Gain on sale of PULSE ownership rights                               402                 -             3,895                -
   Less Tax Effect                                                  (141)                -            (1,363)               -
                                                            ------------      ------------      ------------     ------------
         Net Gain on sale of Pulse ownership rights                  261                 -             2,532                -
                                                            ------------      ------------      ------------     ------------
Net Income excluding gain on sale of Pulse
     Ownership rights                                       $     10,501      $      9,853      $     30,910     $     29,113
                                                            ============      ============      ============     ============


                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                  Three Months Ended                Nine Months Ended
                                                                     September 30,                      September 30,
                                                           -------------------------------     ------------------------------
NONINTEREST INCOME                                              2005              2004              2005             2004
                                                           -------------     -------------     -------------    -------------
Gain on sale of student loans, net                         $          95     $          82     $       1,754    $       2,511
Gain on sale of PULSE ownership rights                               402                 -             3,895                -
Gain on securities transactions, net                                  46                33               230               51
Trust fees                                                         1,728             1,578             5,152            4,667
Service charges on deposits                                        5,482             5,785            15,888           15,057
Real estate mortgage fees                                            684               573             1,607            1,548
Net gain on sale of foreclosed assets                                 19                55                64              171
ATM and credit card fees                                           1,283             1,019             3,630            2,845
Other noninterest income                                             586               726             1,995            2,256
                                                           -------------     -------------     -------------    -------------
     Total Noninterest Income                              $      10,325     $       9,851     $      34,215    $      29,106
                                                           =============     =============     =============    =============



                                                                     Three Months Ended                Nine Months Ended
                                                                       September 30,                      September 30,
                                                           -------------------------------     ------------------------------
NONINTEREST EXPENSE                                             2005              2004              2005             2004
                                                           -------------     -------------     -------------    -------------
Salaries and Employee Benefits                             $      10,058     $       9,095     $      30,050    $      26,758
Net Occupancy Expense                                              1,278             1,094             3,690            3,136
Equipment Expense                                                  1,543             1,309             4,516            4,147
Printing, Stationery and Supplies                                    475               421             1,491            1,260
ATM and credit card expenses                                         770               577             2,161            1,661
Audit  Fees                                                          204               256               793              623
Legal and Professional Fees                                          527               620             1,823            1,504
Correspondent Bank Service Charges                                   350               411             1,096            1,193
Advertising and Public Relations                                     615               498             1,892            1,621
Amortization of Intangible Assets                                    187                47               466              115
Other Noninterest Expense                                          2,718             2,484             8,150            7,182
                                                           -------------     -------------     -------------    -------------
     Total Noninterest Expense                             $      18,725     $      16,812     $      56,128    $      49,200
                                                           =============     =============     =============    =============


TAX EQUIVALENT YIELD ADJUSTMENT                            $       1,194     $       1,273     $       3,599    $       3,754
                                                           =============     =============     =============    =============


                                                                     Three Months Ended              Nine Months Ended
SELECTED AVERAGE BALANCES                                              September 30,                   September 30,
                                                           -------------------------------     ------------------------------
                                                                2005              2004              2005             2004
                                                           -------------     -------------     -------------    -------------
Total Loans                                                $   1,205,316     $   1,078,233     $   1,200,477    $   1,013,608
Investment Securities                                            977,245           898,031           943,445          914,739
Federal Funds Sold and Other Short Term Investments               30,857            13,190            51,415           20,783
                                                           -------------     -------------     -------------    -------------
     Total Interest Earning Assets                         $   2,213,418     $   1,989,454     $   2,195,337    $   1,949,130
                                                           =============     =============     =============    =============

Interest Bearing Deposits                                  $   1,536,867     $   1,344,738     $   1,540,304    $   1,326,765
Federal Funds Purchased and Repurchase Agreements                 65,932            72,024            56,131           58,756
                                                           -------------     -------------     -------------    -------------
     Total Interest Bearing Liabilities                    $   1,602,799     $   1,416,762     $   1,596,435    $   1,385,521
                                                           =============     =============     =============    =============

Total Deposits                                             $   2,062,847     $   1,811,777     $   2,065,657    $   1,782,659
                                                           =============     =============     =============    =============

Shareholders' Equity                                       $     273,471     $     258,866     $     271,723    $     257,079
                                                           =============     =============     =============    =============

Total Assets                                               $   2,421,628     $   2,156,961     $   2,410,334    $   2,114,578
                                                           =============     =============     =============    =============
